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                                                                    Exhibit 21.0

The subsidiaries of American Shared Hospital Services are:

        MMRI, Inc.
        a California corporation

        Embarcadero Transition Corp. III
        a California corporation

        American Shared Radiosurgery Services
        a California corporation

        European Shared Medical Services Limited an English registered company

        African American Church Health and Economic Services, Inc. a California corporation

        ACHES Insurance Services, Inc.
        a California corporation

        GK Financing, LLC
        a California limited liability company